Exhibit 10.7

PEOPLE’S UNITED FINANCIAL, INC.

2014 LONG-TERM INCENTIVE PLAN

As Amended and Restated, February 16, 2017

1. Purpose and Effective Date.

(a) Purpose. The People’s United Financial, Inc. 2014 Long-Term Incentive Plan has two complementary purposes: (i) to attract and retain outstanding individuals to serve as directors, officers and employees and (ii) to increase shareholder value. This Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s common stock, or receive monetary payments, on the terms that this Plan provides.

(b) Effective Date. This Plan will become effective on February 16, 2017 (the “Effective Date”), subject to the approval of the Company’s shareholders at the Company’s 2017 meeting. Awards may be granted under this Plan on and after the Effective Date; provided, that any Awards granted prior to shareholder approval shall be void ab initio if such shareholder approval is not obtained.

2. Definitions. Capitalized terms used in this Plan have the meanings given below. Additional defined terms are set forth in other sections of this Plan.

(a) “10% Shareholder” means an Eligible Employee who, as of the date an ISO is granted to such individual, owns more than ten percent (10%) of the total combined voting power of all classes of Stock then issued by the Company or a Subsidiary corporation.

(b) “Administrator” means the Committee.

(c) “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with the Company within the meaning of Code Sections 414(b) or (c), provided that, in applying such provisions, the phrase “at least 50 percent” shall be used in place of “at least 80 percent” each place it appears therein.

(d) “Affiliated Company” or “Affiliated Companies” shall include any company or companies controlled by, controlling or under common control with the Company; provided that when determining when a Participant has experienced a separation from service for purposes of the Plan, control shall be determined pursuant to Code Sections 414(b) or (c), except that the phrase “at least 50 percent” shall be used in place of the phrase “at least 80 percent” in each place it appears in the regulations thereunder.

(e) “Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units, Deferred Stock Rights, Dividend Equivalent Units, a Long-Term Incentive Award, or any other type of award permitted under the Plan.

(f) “Bank” means People’s United Bank, National Association, a national banking association organized under the laws of the United States, or any successor thereto.

(g) “Beneficial Ownership” (or derivatives thereof) shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(h) “Board” means the Board of Directors of the Company.

(i) “Cause” means (1) if the Participant is subject to an employment agreement with the Company or an Affiliate that contains a definition of “cause”, such definition, or (2) otherwise, except as otherwise determined by the Administrator and set forth in an Award agreement, any of the following as determined by the Administrator: (A) violation of the provisions of any employment agreement, non-competition agreement, confidentiality agreement, or similar agreement with the Company or an Affiliate, or the Company’s or an Affiliate’s code of ethics, as then in effect, (B) conduct rising to the level of gross negligence or willful misconduct in the course of employment with the Company or an Affiliate, (C) commission of an act of dishonesty or disloyalty involving the Company or an Affiliate, (D) violation of any federal, state or local law in connection with the Participant’s employment or service, or (E) breach of any fiduciary duty to the Company or an Affiliate.

(j) “Change in Control” means the first to occur of the following events:

(1) the consummation of a reorganization, merger or consolidation of the Company with one or more other Persons, other than a transaction following which:

(A) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by Persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

(B) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by Persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;

(2) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any Person or by any Persons acting in concert;

(3) a complete liquidation or dissolution of the Company;

(4) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board do not belong to any of the following groups:

(A) individuals who were members of the Board on the Effective Date; or

(B) individuals who first became members of the Board after the Effective Date either:

(i) upon election to serve as a member of the Board by affirmative vote of at least two-thirds of the members of such board, or of a nominating committee thereof, in office at the time of such first election; or

(ii) upon election by the shareholders of the Company to serve as a member of such board, but only if nominated for election by affirmative vote of at least two-thirds of the members of the Board, or of a nominating committee thereof, in office at the time of such first nomination;

provided, however, that such individual’s election or nomination did not result from an actual or threatened election contest or other actual or threatened solicitation of proxies or consents other than by or on behalf of the board;

(5) any event which would be described in section 2(j)(1), (2), (3), or (4) if the term “Bank” were substituted for the term “Company” and the term “board of directors of the Bank” were substituted for the term “Board” therein.

In no event, however, shall a Change in Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank, or a subsidiary of either of them, by the Company, the Bank, or any subsidiary of either of them, or by any employee benefit plan maintained by any of them.

Notwithstanding the foregoing, for purposes of an Award (1) that provides for the payment of deferred compensation that is subject to Code Section 409A or (2) with respect to which the Company permits a deferral election, the definition of Change in Control herein shall be deemed amended to conform to the requirements of Code Section 409A to the extent necessary for the Award and deferral election to comply with Code Section 409A.

(k) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(l) “Commission” means the United States Securities and Exchange Commission or any successor agency.

(m) “Committee” means the Compensation, Nominating and Governance Committee of the Board (or a successor committee with the same or similar authority with respect to the Plan), or such other committee of the Board designated by the Board to administer the Plan and composed of no fewer than two directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Code Section 162(m)(4)(C); provided that if no such committee shall be in existence at any time, the functions of the Committee shall be carried out by the Board.

(n) “Common Stock” means the Company’s common stock, par value $0.01 per share.

(o) “Company” means People’s United Financial, Inc., a Delaware corporation, or any successor thereto.

(p) “Deferred Stock Right” means the right to receive Stock or Restricted Stock at some future time.

(q) “Director” means a member of the Board, and “Non-Employee Director” means a Director who is not also an officer or an employee of the Company or an Affiliate.

(r) “Disability” means, except as otherwise determined by the Administrator and set forth in an Award agreement, any physical or mental impairment which qualifies Participant for disability benefits under the applicable long-term disability plan maintained by the Company or, if no such plan applies, which would qualify Participant for disability benefits under the Federal Social Security System.

(s) “Dividend Equivalent Unit” means the right to receive a payment, in cash or property, equal to the cash dividends or other distributions paid with respect to a Share.

(t) “Eligible Director” means a Non-Employee Director.

(u) “Eligible Employee” means any officer or other employee of the Company or of any Affiliate, or any individual that the Company or an Affiliate has engaged to become an officer or employee.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(w) “Excluded Items” means any gains or losses from the sale of assets outside the ordinary course of business; any gains or losses from discontinued operations; any extraordinary gains or losses; the effects of accounting changes; any unusual, nonrecurring, transition, one-time or similar items or charges; the diluted impact of goodwill on acquisitions; and any other items specified by the Administrator; provided that, for

Awards intended to qualify as performance-based compensation under Code Section 162(m), the Administrator shall specify the Excluded Items in writing at the time the Award is made unless, after application of the Excluded Items, the amount payable under the Award is reduced.

(x) “Fair Market Value” means, per Share on a particular date: (i) the mean between the high and low selling prices at which Shares are traded on the principal securities exchange (as that term is used in Section 6 of the Exchange Act) on which the Shares are traded on such date or, if Shares are not traded on such exchange on that date, the mean between the high and low selling prices at which Shares were traded on such exchange on the most recent day on which Shares were so traded; (ii) if the Shares are not listed or admitted to trading on any such exchange, and prices of trades in Shares are regularly reported by the National Association of Securities Dealers Automated Quotations System, the mean between the high and low selling prices for Shares on such date as reported by such system, or, if no high or low selling prices for Shares are reported by such system for such date, then the mean between the high and low selling prices for Shares reported by such system for the most recent day in respect of which both high and low selling prices are quoted; or (iii) if neither subsection (i) or (ii) is applicable, the price determined by the Administrator. The Administrator also shall establish the Fair Market Value of any other property. If an actual sale of a Share occurs on the market, then the Company may consider the sale price to be the Fair Market Value of such Share.

(y) “Incentive Award” means the right to receive a cash payment to the extent Performance Goals are achieved, and shall include “Long-Term Incentive Awards” as described in Section 10.

(z) “Incentive Stock Option” or “ISO” mean an Option that meets the requirements of Code Section 422.

(aa) “Minimum Vesting Condition” means, with respect to any Award, that vesting of (or lapsing of restrictions on) such Award does not occur any more rapidly than on the first anniversary of the date of grant (or the date of commencement of employment or service, in the case of a grant made in connection with a Participant’s commencement of employment or service), other than (i) in connection with a Change in Control (in which case, Section 17(b) hereof shall control), or (ii) as a result of a Participant’s death or Disability; provided, however, that to the extent determined by the Administrator at the time of grant, an Award need not be subject to such condition so long as such Award, together with any other Award granted without being subject to such condition, does not exceed 5% of the total shares reserved for issuance under the Plan under Section 6(a) below.

(bb) “Option” means the right to purchase Shares at a stated price for a specified period of time.

(cc) “Participant” means an individual selected by the Administrator to receive an Award.

(dd) “Performance Awards” means a Performance Share and Performance Unit, and any Award of Restricted Stock, Restricted Stock Units or Deferred Stock Rights the payment or vesting of which is contingent on the attainment of one or more Performance Goals.

(ee) “Performance Goals” means the following categories (in all cases after taking into account any Excluded Items, as applicable), including in each case any measure based on such category:

(i)	Earnings per share.

(ii)	Core earnings per share.

(iii)	Return on assets.

(iv)	Return on equity.

(v)	Price earnings ratio.

(vi)	Total shareholder return.

(vii)	Book value.

(viii)	Stock price performance.

(ix)	Net income.

(x)	Operating income.

(xi)	Efficiency ratio.

(xii)	Loan growth.

(xiii)	Deposit growth.

(xiv)	Core deposit growth.

(xv)	Asset quality.

(xvi)	Net interest margin.

(xvii)	Non-interest income.

(xviii)	Non-interest expense.

(xix)	Expenses as a percentage of assets.

The Performance Goals may be measured (A) for the Company on a consolidated basis, (B) for any one or more Affiliates or divisions of the Company and/or (C) for any other business unit or units of the Company or an Affiliate as defined by the Administrator at the time of selection.

In addition, the Administrator may designate other categories, including categories involving individual performance and subjective targets, not listed above (A) with respect to Awards that are not intended to qualify as performance-based compensation within the meaning of Code Section 162(m) or (B) to the extent that the application of such categories results in a reduction of the maximum amount otherwise payable under the Award.

Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages and/or percentages) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

(ff) “Performance Shares” means the right to receive Shares (including Restricted Stock) to the extent Performance Goals are achieved.

(gg) “Performance Unit” means the right to receive a payment valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved.

(hh) “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(ii) “Plan” means this People’s United Financial, Inc. 2014 Long-Term Incentive Plan, as may be amended from time to time.

(jj) “Restriction Period” means the length of time established relative to an Award during which the Participant cannot sell, assign, transfer, pledge or otherwise encumber the Stock or Stock Units subject to such Award and at the end of which the Participant obtains an unrestricted right to such Stock or Stock Units.

(kk) “Restricted Stock” means a Share that is subject to a risk of forfeiture or a Restriction Period, or both a risk of forfeiture and a Restriction Period.

(ll) “Restricted Stock Unit” means the right to receive a payment equal to the Fair Market Value of one Share that is subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer.

(mm) “Retirement” means, except as otherwise determined by the Administrator and set forth in an Award agreement, (1) in the case of an Eligible Employee, termination of all service for the Company and its Affiliates as an employee at or after age 65, and (b) in the case of an Eligible Director, termination of all service for the Company and its Affiliates as a voting member of the Board after the attainment of the latest age at which such Eligible Director is eligible for election or appointment as a voting member of the Board under the Company’s Certificate of Incorporation or Bylaws. In the case of any individual who comes within the scope of both subsections (1) and (2) of the foregoing sentence, Retirement will be deemed to have occurred at the earliest possible date.

(nn) “Rule 16b-3” means Rule 16b-3 promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

(oo) “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(pp) “Share” means a share of Stock.

(qq) “Stock” means the Common Stock of the Company.

(rr) “Stock Appreciation Right” or “SAR” means the right to receive a payment equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(ss) “Stock Unit” means a right to receive a payment equal to the Fair Market Value of one Share.

(tt) “Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entity in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

(uu) “Unrestricted Shares” means Shares issued under the Plan that are not subject to either a risk of forfeiture or a Restriction Period.

3. Administration.

(a) Administration. The Administrator shall administer this Plan. In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan and all Awards, including but not limited to the authority to: (i) interpret the provisions of this Plan and any Award agreement; (ii) prescribe, amend and rescind rules and regulations relating to this Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect; and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.

Notwithstanding the above statement or any other provision of the Plan, the Committee shall have no discretion to increase the amount, once established, of compensation payable under an Award that is intended to be performance-based compensation under Code Section 162(m), although the Committee may decrease the amount of compensation a Participant may earn under such an Award.

(b) Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board or to one or more officers of the Company, or the Committee may delegate to one or more officers of the Company, any or all of their respective authority and responsibility as an Administrator of the Plan; provided that no such delegation is permitted with respect to Stock-based Awards made to Section 16 Participants or Awards made to Participants subject to Code Section 162(m) at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of directors who are “non-employee directors” within the meaning of Rule 16b-3 and “outside directors” within the meaning of Code Section 162(m)(4)(C); and provided further that any authority delegated to an officer of the Company shall be limited to the authority to approve the grant of an Award. If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee or one or more officers to the extent of such delegation.

(c) Indemnification. The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or member of any other committee to whom a delegation under Section 3(b) has been made, as to any acts or omissions with respect to this Plan or any Award to the maximum extent that the law and the Company’s certificate of incorporation and by-laws permit.

4. Eligibility. The Administrator (to the extent of its authority) may designate any of the following as a Participant from time to time: any officer or other employee of the Company or its Affiliates or any individual that the Company or an Affiliate has engaged to become an officer or employee; and any Eligible Director. The Administrator’s designation of a Participant in any year will not require the Administrator to designate such person to receive an Award in any other year. No individual shall have any right to be granted an Award, even if an Award was granted to such individual at any prior time, or if a similarly-situated individual is or was granted an Award under similar circumstances.

5. Types of Awards. Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of Incentive Stock Options.

6. Shares Reserved under this Plan.

(a) Plan Reserve. Subject to adjustment as provided in Section 17, an aggregate of 75,850,000 Shares are reserved for issuance under this Plan. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock. The aggregate number of Shares reserved under this Section 6(a) shall be depleted by one Share for each Share subject to an Option or SAR (that will be settled in Shares), and the aggregate number of Shares reserved under this Section 6(a) shall be depleted by 5.32 Shares for each Share subject to an Award other than an Option or SAR. For purposes of determining the aggregate number of Shares reserved for issuance under this Plan, any fractional Share shall be rounded to the next highest full Share.

(b) [Reserved].

(c) Replenishment of Shares Under this Plan. If (i) an Award lapses, expires, terminates or is cancelled without the issuance of Shares (or payment of cash in lieu of the issuance of Shares, in the case of SARs) under the Award (whether due currently or on a deferred basis), (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, (iii) Shares are forfeited under an Award or (iv) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be recredited to the Plan’s reserve (in the same number as they depleted the reserve) and may again be used for new Awards under this Plan, but Shares recredited to the Plan’s reserve pursuant to clause (iv) may not be issued pursuant to Incentive Stock Options. Notwithstanding the foregoing, in no event shall the following Shares be recredited to the Plan’s reserve: Shares tendered in payment of the exercise price of an Option; Shares withheld to satisfy federal, state or local tax withholding obligations; Shares purchased by the Company using proceeds from Option exercises; and in the case of Stock Appreciation Rights that were settled in cash, Shares that would (but for the payment of cash) have been issued in settlement of such Stock Appreciation Rights.

(d) Participant Limitations. Subject to adjustment as provided in Section 17, no Participant may be granted Awards that could result in such Participant:

(i) receiving Options for, and/or Stock Appreciation Rights with respect to, more than 1,000,000 Shares during any fiscal year of the Company;

(ii) receiving Awards of Restricted Stock (including any dividends paid thereon) and/or Restricted Stock Units (including any associated Dividend Equivalent Units) and/or Deferred Stock Rights (including any associated Dividend Equivalent Units) relating to more than 500,000 Shares during any fiscal year of the Company;

(iii) receiving Awards of Performance Shares, and/or Awards of Performance Units the value of which is based on the Fair Market Value of Shares, for more than 500,000 Shares during any fiscal year of the Company;

(iv) receiving Awards of Performance Units the value of which is not based on the Fair Market Value of Shares that would pay more than $5,000,000 during any fiscal year of the Company;

(v) receiving other Stock-based Awards pursuant to Section 12 relating to more than 50,000 Shares during any fiscal year of the Company; or

(vi) receiving a Long-Term Incentive Award in any fiscal year of the Company that would pay more than $5,000,000.

In all cases, determinations under this Section 6(d) should be made in a manner that is consistent with the exemption for performance-based compensation that Code Section 162(m) provides.

7. Options. Subject to the terms of this Plan, including, the Minimum Vesting Condition, the Administrator will determine all terms and conditions of each Option, including but not limited to:

(a) Whether the Option is an Incentive Stock Option or a “nonqualified stock option” which does not meet the requirements of Code Section 422;

(b) The number of Shares subject to the Option;

(c) The date of grant, which may not be prior to the date of the Administrator’s approval of the grant;

(d) The exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; provided that an Incentive Stock Option granted to a 10% Shareholder must have an exercise price at least equal to 110% of the Fair Market Value of the Shares subject to the Option as determined on the date of grant;

(e) The terms and conditions of exercise, including the manner and form of payment of the exercise price; provided that if the aggregate Fair Market Value of the Shares subject to all ISOs granted to a Participant (as determined on the date of grant of each such Option) that become exercisable during a calendar year exceeds the dollar limitation set forth in Code Section 422(d), then such ISOs shall be treated as nonqualified stock options to the extent such limitation is exceeded; and

(f) The term; provided that each Option must terminate no later than ten (10) years after the date of grant and each Incentive Stock Option granted to a 10% Shareholder must terminate no later than five (5) years after the date of grant.

In all other respects, the terms of any Incentive Stock Option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise. If an Option that is intended to be an Incentive Stock Option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure.

8. Stock Appreciation Rights. Subject to the terms of this Plan, including, the Minimum Vesting Condition, the Administrator will determine all terms and conditions of each SAR, including but not limited to:

(a) Whether the SAR is granted independently of an Option or relates to an Option;

(b) The number of Shares to which the SAR relates;

(c) The date of grant, which may not be prior to the date of the Administrator’s approval of the grant;

(d) The grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant;

(e) The terms and conditions of exercise or maturity;

(f) The term, provided that each SAR must terminate no later than ten (10) years after the date of grant; and

(g) Whether the SAR will be settled in cash, Shares or a combination thereof.

If an SAR is granted in relation to an Option, then, unless otherwise determined by the Administrator, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

9. Performance and Stock Awards. Subject to the terms of this Plan, including, the Minimum Vesting Condition, the Administrator will determine all terms and conditions of each award of Restricted Stock, Restricted Stock Units, Deferred Stock Rights, Performance Shares or Performance Units, including but not limited to:

(a) The number of Shares and/or units to which such Award relates;

(b) Whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies;

(c) The Restriction Period with respect to Restricted Stock or Restricted Stock Units and the period of deferral for Deferred Stock Rights;

(d) The performance period for Performance Awards;

(e) With respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and

(f) With respect to Restricted Stock Units and Performance Units, whether to settle such Awards in cash, in Shares, or a combination thereof.

Except as otherwise provided in the Plan, at such time as all restrictions applicable to an Award of Restricted Stock, Deferred Stock Rights or Restricted Stock Units are met and the Restriction Period expires, ownership of the Stock subject to such restrictions shall be transferred to the Participant free of all restrictions except those that may be imposed by applicable law; provided that if Restricted Stock Units are paid in cash, then the payment shall be made to the Participant after all applicable restrictions lapse and the Restriction Period expires.

10. Long-Term Incentive Awards. Subject to the terms of this Plan, including, the Minimum Vesting Condition, the Administrator will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment, subject to the following: (a) the Administrator must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or (for Awards not intended to qualify as performance-based compensation within the meaning of Code Section 162(m)) Retirement, or such other circumstances as the Administrator may specify; and (b) the performance period must relate to a period of more than one fiscal year of the Company.

11. Dividend Equivalent Units. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Dividend Equivalent Units, including but not limited to whether: (a) such Award will be granted in tandem with another Award; (b) payment of the Award be made currently or credited to an account for the Participant that provides for the deferral of such amounts until a stated time; provided that payment in respect of any Dividend Equivalent Units that relate to any Award that is unvested at the time the cash dividend or other distribution is paid with respect to a Share shall remain subject to, and contingent on, the vesting of such Award and shall not be paid until such Award has vested; and (c) the Award will be settled in cash or Shares; provided that Dividend Equivalent Units may be granted only in connection with a “full-value Award.” For this purpose, a “full-value Award” includes Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units (valued in relation to a Share), Deferred Stock Rights and any other similar Award under which the value of the Award is measured as the full value of a Share, rather than the increase in the value of a Share (i.e., Awards other than Options or SARs).

12. Other Stock-Based Awards. Subject to the terms of this Plan, including, the Minimum Vesting Condition, the Administrator may grant to Participants other types of Awards, which shall be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Stock or cash. Without limitation, such Award may include the issuance of Unrestricted Shares (which may be awarded in lieu of cash compensation to which a Participant is otherwise entitled, in exchange for cancellation of a compensation right, as a bonus, upon the attainment of Performance Goals or otherwise) or rights to acquire Stock from the Company. The Administrator shall determine all terms and conditions of the Award, including but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate; provided that any Award that provides for purchase rights shall be priced at 100% of Fair Market Value on the date of grant of the Award; and provided further that the date of grant cannot be prior to the date the Administrator takes action to approve the Award.

13. Effect of Termination on Awards. The Administrator shall have the discretion to determine, at the time an Award is made to a Participant or any time thereafter, the effect of the Participant’s termination of employment or service with the Company and its Affiliates on the Award.

14. Transferability.

(a) Restrictions on Transfer. No Award (other than Unrestricted Shares), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution, unless and to the extent the Administrator allows a Participant to: (i) designate in writing a beneficiary to exercise the Award after the Participant’s death; or (ii) transfer an Award.

(b) Restrictions on Exercisability. Each Award, and each right under any Award, shall be exercisable during the lifetime of the Participant only by such individual or, if permissible under applicable law, by such individual’s guardian or legal representative.

15. Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a) Term of Plan. Unless the Board or Committee earlier terminates this Plan pursuant to Section 15(b), this Plan will terminate on the date all Shares reserved for issuance have been issued. If the term of this Plan extends beyond ten (10) years from the Effective Date, no Incentive Stock Options may be granted after such time unless the shareholders of the Company have approved an extension of this Plan for such purpose.

(b) Termination and Amendment. The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i) the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law, or (C) any other applicable law;

(ii) shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and

(iii) shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a) or 6(b) or the limits set forth in Section 6(d) (except as permitted by Section 17), (B) an amendment to materially expand the group of individuals that may become Participants, or (C) an amendment that would diminish the protections afforded by Section 15(e).

(c) Amendment, Modification, Cancellation and Disgorgement of Awards.

(i) Subject to the requirements of the Plan, including the limitations of Section 15(e), the Administrator may modify, amend or cancel any Award or waive any restrictions or conditions applicable to any Award or the exercise of the Award, provided that any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of the Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in the Award, but the Administrator need not obtain Participant (or other interested party) consent for the modification, amendment or cancellation of an Award pursuant to the provisions of Section 17 or as follows: (A) to the extent the Administrator deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (B) to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any Award for the Company; or (C) to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award. Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

(ii) Any Awards granted pursuant to this Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to (A) any recoupment, clawback, equity holding, stock ownership or similar policies adopted by the Company from time to time and (B) any recoupment, clawback, equity holding, stock ownership or similar requirements made applicable by law, regulation or listing standards to the Company from time to time.

(iii) Unless the Award agreement specifies otherwise, the Administrator may cancel any Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan.

(d) Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 15 and to otherwise administer the Plan will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e) Repricing, Substitution and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 17, neither the Administrator nor any other person may (i) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs, or otherwise substitute Options or SARs for outstanding Options or SARs if the substitute Options or SARs would have an exercise price that is less than the exercise price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise price above the current Share price in exchange for cash or other securities. In addition, the Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such Award.

(f) Code Section 409A. The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

16. Taxes.

(a) Withholding. In the event the Company or an Affiliate of the Company is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may deduct (or require an Affiliate to deduct) from any payments of any kind otherwise due the Participant cash, or with the consent of the Committee, Shares otherwise deliverable or vesting under an Award, to satisfy such tax obligations. Alternatively, the Company may require such Participant to pay to the Company, in cash, promptly on demand, or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, the Committee may permit a Participant to satisfy all or a portion of the Federal, state and local withholding tax obligations arising in connection with such Award by electing to (a) have the Company withhold Shares otherwise issuable under the Award, (b) tender back Shares received in connection with such Award or (c) deliver other previously owned Shares; provided that the amount to be withheld may not exceed the total maximum federal, state and local taxes associated with the transaction (or such lesser amount as may be determined by the Administrator from time to time in order for the Company to avoid adverse accounting treatment). If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires. In any case, the Company may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.

(b) No Guarantee of Tax Treatment. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

(c) Participant Responsibilities. If a Participant shall dispose of Stock acquired through exercise of an ISO within either (i) two (2) years after the date the Option is granted or (ii) one (1) year after the date the Option is exercised (i.e., in a disqualifying disposition), such Participant shall notify the Company within seven (7) days of the date of such disqualifying disposition. In addition, if a Participant elects, under Code Section 83, to be taxed at the time an Award of Restricted Stock (or other property subject to such Code section) is made, rather than at the time the Award vests, such Participant shall notify the Company within seven (7) days of the date the Participant makes such an election.

17. Adjustment Provisions; Change in Control.

(a) Adjustment of Shares. If: (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Board or Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust as applicable: (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Section 6) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals of an Award. In any such case, the Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of Incentive Stock Options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject only to such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs.

Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change in Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.

(b) Change in Control. If the Participant has in effect an employment, retention, change in control, severance or similar agreement with the Company or any Affiliate that discusses the effect of a Change in Control on the Participant’s Awards, then such agreement shall control. In all other cases, unless provided otherwise in an Award agreement, in connection with any Change in Control, the Administrator may, in its sole discretion, provide for any one or more of the following:

(i) substitution or assumption of Awards,

(ii) to the extent that the surviving entity (or Affiliate thereof) of such Change in Control does not substitute or assume the Awards, full acceleration of vesting of, exercisability of, or lapse of restrictions on, as applicable, any Awards; provided, however that with respect to any performance-vested Awards, any such acceleration of vesting, exercisability, or lapse of restrictions shall be based on target performance through the date of such Change in Control;

(iii) cancellation of any one or more outstanding Awards and payment to the holders of such Awards that are vested as of such cancellation (including, without limitation, any Awards that would vest as a result of the occurrence of such event but for such cancellation or for which vesting is accelerated by the Administrator in connection with such event pursuant to clause (i) above), the value of such Awards, if any, as determined by the Administrator (which value, if applicable, shall be based upon the price per share of Common Stock received or to be received by other shareholders of the Company in such event), including, without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value of the shares of Common Stock subject to such Option or SAR over the aggregate the purchase or grant price of the shares under the Option or SAR (it being understood that, in such event, any Option or SAR having a per share purchase or grant price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor).

For purposes of clause (i) above, an award will be considered granted in substitution of an Award if it has an equivalent value (as determined consistent with clause (iii) above) with the original Award, whether designated in securities of the acquiror in such Change in Control transaction (or an Affiliate thereof), or in cash or other property (including in the same consideration that other stockholders of the Company receive in connection with such Change in Control transaction), and retains the vesting schedule applicable to the original Award. To the extent that Awards are either assumed or substituted pursuant to clause (i) above, upon any termination of a Participant’s employment or service on or following such Change in Control (A) by reason of such Participant’s death or Disability, or (B) by the Company (or the acquiror or other applicable Affiliate employing such Participant immediately following such Change in Control) without Cause, any such assumed or substituted Awards shall vest in full upon such termination.

Notwithstanding anything to the contrary in the foregoing, the Participant has a deferral election in effect with respect to any amount payable under this Section 17(b), such amount shall be deferred pursuant to such election and shall not be paid in a lump sum as provided herein; provided that, with respect to amounts payable to a Participant (or the Participant’s beneficiary or estate) who is entitled to a payment hereunder because the Participant’s employment terminated as a result of death or Disability, or payable to a Participant who has met the requirements for Retirement (without regard to whether the Participant has terminated employment), no payment shall be made unless the Change in Control also constitutes a change of control within the meaning of Code Section 409A.

If the value of an Award is based on the Fair Market Value of a Share, Fair Market Value shall be deemed to mean the per share Change in Control price. The Administrator shall determine the per share Change in Control price paid or deemed paid in the Change in Control transaction.

(c) Application of Limits on Payments. Except as otherwise expressly provided in any agreement between a Participant and the Company or an Affiliate, if the receipt of any payment by a Participant under the circumstances described above would result in the payment by the Participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.

(d) Other Requirements. Prior to any payment or adjustment contemplated under this Section 17, the Administrator may require a Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Awards; (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, subject to any limitations or reductions as may be necessary to comply with Code Section 409A; and (iii) deliver customary transfer documentation as reasonably determined by the Administrator. Any adjustment provided under this Section 17 may provide for the elimination of any fractional share that might otherwise become subject to an Award.

18. Miscellaneous.

(a) Other Terms and Conditions. The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate, including, without limitation, provisions for:

(i) the payment of the purchase price of Options by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, or by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price;

(ii) one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Administrator determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);

(iii) restrictions on resale or other disposition of Shares; and

(iv) compliance with federal or state securities laws and stock exchange requirements.

(b) Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:

(i) a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment; and

(ii) a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

(c) No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Administrator may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(d) Offset. The Company shall have the right to offset, from any amount payable or stock deliverable hereunder, any amount that the Participant owes to the Company or any Affiliate without the consent of the Participant or any individual with a right to the Participant’s Award.

(e) Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.

(f) Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any Award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchange.

(g) Restrictive Legends; Representations. All Shares delivered (whether in certificated or book entry form) pursuant to any Award or the exercise thereof shall bear such legends or be subject to such stop transfer orders as the Administrator may deem advisable under the Plan or under applicable laws, rules or regulations or the requirements of any national securities exchange. The Administrator may require each Participant or other Person who acquires Shares under the Plan by means of an Award to represent to the Company in writing that such Participant or other Person is acquiring the Shares without a view to the distribution thereof.

(h) Governing Law. This Plan, and all Awards hereunder, and all determinations made and actions taken pursuant to this Plan, shall be governed by the internal laws of the State of Connecticut (without reference to conflict of law principles thereof) and construed in accordance therewith, to the extent not otherwise governed by the laws of the United States or as otherwise provided hereinafter. Notwithstanding anything to the contrary herein, if any individual (other than the Company) brings a claim involving the Company or an Affiliate, regardless of the basis of the claim (including but not limited to claims relating to wrongful discharge, Title VII discrimination, the Participant’s employment or service with the Company or its Affiliates or the termination thereof, benefits under this Plan or other matters), such claim shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association (“AAA”) and the following provisions, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

(i) Initiation of Action. Arbitration must be initiated by serving or mailing a written notice of the complaint to the other party. Normally, such written notice should be provided to the other party within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint. However, this time frame may be extended if the applicable statute of limitation provides for a longer period of time. If the complaint is not properly submitted within the appropriate time frame, all rights and claims that the complaining party has or may have against the other party shall be waived and void. Any notice sent to the Company shall be delivered to:

Office of General Counsel

People’s United Financial, Inc.

850 Main Street, 16th Floor

Bridgeport, CT 06604

The notice must identify and describe the nature of all complaints asserted and the facts upon which such complaints are based. Notice will be deemed given according to the date of any postmark or the date of time of any personal delivery.

(ii) Compliance with Personnel Policies. Before proceeding to arbitration on a complaint, the claimant must initiate and participate in any complaint resolution procedure identified in the personnel policies of the Company or an Affiliate, as applicable. If the claimant has not initiated the complaint resolution procedure before initiating arbitration on a complaint, the initiation of the arbitration shall be deemed to begin the complaint resolution procedure. No arbitration hearing shall be held on a complaint until any complaint resolution procedure of the Company or an Affiliate, as applicable, has been completed.

(iii) Rules of Arbitration. All arbitration will be conducted by a single arbitrator according to the Employment Dispute Arbitration Rules of the AAA. The arbitrator will have authority to award any remedy or relief that a court of competent jurisdiction could order or grant including, without limitation, specific performance of any obligation created under the award or policy, the awarding of punitive damages, the issuance of any injunction, costs and attorney’s fees to the extent permitted by law, or the imposition of sanctions for abuse of the arbitration process. The arbitrator’s award must be rendered in a writing that sets forth the essential findings and conclusions on which the arbitrator’s award is based.

(iv) Representation and Costs. Each party may be represented in the arbitration by an attorney or other representative selected by the party. The Company or Affiliate shall be responsible for its own costs, the AAA filing fee and all other fees, costs and expenses of the arbitrator and AAA for administering the arbitration. The claimant shall be responsible for his attorney’s or representative’s fees, if any. However, if any party prevails on a statutory claim which allows the prevailing party costs and/or attorneys’ fees, the arbitrator may award costs and reasonable attorneys’ fees as provided by such statute.

(v) Discovery; Location; Rules of Evidence. Discovery will be allowed to the same extent afforded under the Federal Rules of Civil Procedure. Arbitration will be held at a location selected by the Company. AAA rules notwithstanding, the admissibility of evidence offered at the arbitration shall be determined by the arbitrator who shall be the judge of its materiality and relevance. Legal rules of evidence will not be controlling, and the standard for admissibility of evidence will generally be whether it is the type of information that responsible people rely upon in making important decisions.

(vi) Confidentiality. The existence, content or results of any arbitration may not be disclosed by a party or arbitrator without the prior written consent of both parties. Witnesses who are not a party to the arbitration shall be excluded from the hearing except to testify.

(i) Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(j) Severability. If any provision of this Plan or any Award agreement or any Award (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (b) would disqualify this Plan, any Award agreement or any Award under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, Award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award agreement and such Award will remain in full force and effect.